Exhibit 5.1

                                Robert W. Stahman
                  Vice President, General Counsel and Secretary
                               Idaho Power Company
                             1221 West Idaho Street
                             Boise, Idaho 83702-5627

                                                     March 13, 2003


Idaho Power Company
1221 West Idaho Street
Boise, Idaho  83702-5627

Ladies and Gentlemen:

     I am General Counsel to Idaho Power Company, an Idaho corporation (the "Company"), and have acted as such in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") which the Company proposes to file on or shortly after the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to $300,000,000 in aggregate principal amount of its (i) serial preferred stock, without par value (the "Preferred Stock"); (ii) unsecured debt securities (the "Debentures"); and (iii) first mortgage bonds (the "Bonds") (with the Debentures referred to as the "Debt Securities" and the Debt Securities collectively with the Preferred Stock referred to as the "Offered Securities"). The Offered Securities will be issued from time to time pursuant to the provisions of Rule 415 under the Securities Act.

     The Bonds will be issued in one or more series pursuant to the Indenture of Mortgage and Deed of Trust dated as of October 1, 1937 (the "First Mortgage Bond Indenture") between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) and R.G. Page (Stanley Burg, successor individual trustee), as trustees, which is filed as an exhibit to the Registration Statement. The Debentures will be issued in one or more series pursuant to a Debt Securities Indenture dated as of August 1, 2001 (the "Debenture Indenture") between the Company and Deutsche Bank Trust Company Americas, as trustee, which is filed as an exhibit to the Registration Statement.

     For purposes of this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement; (ii) the Restated Articles of Incorporation, as amended, and Amended Bylaws of the Company; (iii) the First Mortgage Bond Indenture; (iv) the Debenture Indenture; (v) resolutions adopted by the Board of Directors of the Company relating to the Registration Statement and (vi) such other instruments, certificates, records and documents, and such matters of law, as I have considered necessary or appropriate for the purposes hereof. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as copies and the authenticity of the originals of such latter documents. As to any facts material to my opinion, I have, when relevant facts were not independently established, relied upon the aforesaid Registration Statement,



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Idaho Power Company
March 13, 2003
Page 2


Restated Articles of Incorporation, Amended Bylaws, First Mortgage Bond Indenture, Debenture Indenture, resolutions, instruments, certificates, records and documents.

     Based upon the foregoing, and subject to the qualifications and limitations herein expressed, I am of the opinion that:

     (1) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Idaho.

     (2) When (i) appropriate authorizations by the Idaho Public Utilities Commission, the Public Service Commission of Wyoming and the Public Utility Commission of Oregon shall have been granted, (ii) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act, and (iii) a prospectus supplement with respect to a particular series of Debt Securities shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, no further authorization, consent or approval by any regulatory authority will be required for the valid issuance and sale of the Debt Securities of such series.

     (3) When a Board Resolution within the meaning of the First Mortgage Bond Indenture or Debenture Indenture, as the case may be, shall have been issued or a supplemental indenture entered into, in accordance with the First Mortgage Bond Indenture or Debenture Indenture, as the case may be, detailing the establishment of a particular series of Debt Securities, such series of Debt Securities will have been duly authorized by the Company.

     (4) Upon the execution and filing with the trustee of the proper papers with respect to the Debt Securities of a particular series, the Debt Securities of such series will be issuable under the terms of the First Mortgage Bond Indenture or Debenture Indenture, as applicable.

     (5) When the Debt Securities of such series shall have been duly executed, authenticated and delivered in accordance with the corporate and governmental authorizations and the instruments referred to above and the purchase price for the Debt Securities of such series shall have been received by the Company, the Debt Securities of such series will be legally issued and binding obligations of the Company and will be entitled to the benefits of the First Mortgage Bond Indenture or Debenture Indenture, as applicable, on a parity with the securities of other series outstanding or which may hereafter be issued thereunder pursuant to the terms of such indenture (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law).

     (6) When (i) appropriate authorizations by the Idaho Public Utilities Commission, the Public Service Commission of Wyoming and the Public Utility Commission of Oregon shall have been granted, (ii) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act

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Idaho Power Company
March 13, 2003
Page 3


and (iii) a prospectus supplement with respect to the Preferred Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, no further authorization, consent or approval by any regulatory authority will be required for the valid issuance and sale of the Preferred Stock.

     (7) When (i) the Board of Directors of the Company shall have taken appropriate action to authorize the issuance and sale of the series of Preferred Stock, (ii) the Articles of Amendment to the Restated Articles of Incorporation, as amended, of the Company relating to the series of Preferred Stock shall have been filed with the Secretary of State of Idaho in the form and manner required by law and (iii) the series of Preferred Stock shall have been issued, sold and delivered in accordance with the corporate and governmental authorizations and the instruments referred to above and the consideration contemplated in the prospectus supplement shall have been received, the series of Preferred Stock will be validly issued, fully paid and non-assessable.

     Except as set forth in paragraphs 2 and 6 above, my opinions expressed above are limited to the laws of the State of Idaho and the federal laws of the United States.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me in said Registration Statement and any amendments thereto and in the Prospectus constituting a part thereof.

                                            Very truly yours,

                                            /s/ Robert W. Stahman

                                            Robert W. Stahman